EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 33-98690, 333-07191, 333-121139, and 333-135508 on Form S-8 of our reports dated March 9, 2007, relating to the consolidated financial statements and financial statement schedule of Oakley, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 2006.

/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California
March 9, 2007